Exhibit 99.2 The Allstate Corporation Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written For the month ended June 30, 2022 Three months ended June 30, 2022 Number of locations (1) Total brand (%) (2) (4) Location specific (%) (3) Number of locations (1) Total brand (%) (2) (4) Location specific (%) (3) Allstate brand Auto 8 1.1 10.7 30 2.5 8.7 National General Auto 11 0.5 2.4 19 2.7 6.0 Three months ended March 31, 2022 Three months ended December 31, 2021 Number of locations (1) Total brand (%) (2) (4) Location specific (%) (3) Number of locations (1) Total brand (%) (2) (4) Location specific (%) (3) Allstate brand Auto 28 3.6 9.3 25 2.9 7.1 National General Auto 24 1.9 4.6 22 2.4 5.7 (1) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia. (2) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written. (3) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations. (4) Allstate brand implemented auto insurance rate increases totaled $258 million and $601 million in the month and quarter to date ended June 30, 2022 after implementing $862 million and $702 million of rate increases in the first quarter of 2022 and fourth quarter of 2021, respectively.